UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Unicycive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

4300 El Camino Real, Suite 210

Los Alto, CA 94022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 351-4495

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	UNCY	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to Vote of Security Holders

On June 9, 2025, Unicycive Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 30, 2025 the record date for the Annual Meeting, the holders of the Company’s capital stock were entitled to an aggregate of 126, 887,067 votes, comprised of an aggregate of: (i) 120,629,281 votes to which the holders of the Company’s shares of outstanding common stock were entitled; (ii) 5,068,068 votes with respect to the 1,816.33102 shares of the Company’s outstanding Series A Preferred Stock entitled to vote; and (iii) 1,189,718 votes with respect 1,189.718 shares of the Company’s Series B Preferred entitled to vote.

An aggregate of 88,440,393 votes were represented in person or by valid proxies at the Annual Meeting, or approximately 69.70% of the total voting power of the shares of the Company’s capital stock entitled to vote. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2025 are as follows:

Proposal 1.  All of the four (4) nominees for director were elected to serve until the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four (4) directors was as follows:

Directors	For	Withhold	Broker Non-Vote
Dr. Gaurav Aggarwal	66,652,304	2,750,114	19,037,975
Dr. Shalabh Gupta	66,720,345	2,682,073	19,037,975
Dr. Sandeep Laumas	61,513,585	7,888,833	19,037,975
D. Sarawati Kenkare-Mitra	57,466,424	11,935,993	19,037,976

Proposal 2. The appointment of Grassi & Co. CPAs, P.C. as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2025 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
87,758,198	531,640	150,554	1

Proposal 3. The Reverse Stock Split Proposal was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
78,097,588	9,571,438	771,365	2

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2025

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

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